EXHIBIT 24.3

CERTIFICATE

I, Diane Wood, Associate Secretary of Arizona Public Service Company, an Arizona corporation (the “Company”), hereby certify that the following is a true and correct copy of an excerpt from the minutes of a meeting of the Board of Directors of the Company duly called and held on April 22, 2009, at which meeting a quorum was present and acting throughout, and such resolutions have not been amended or rescinded, but remain in full force and effect on the date hereof:

RESOLVED, that each of the proper officers of the Company, acting on its behalf, is hereby authorized to prepare, execute and file with the Securities and Exchange Commission an appropriate registration statement or registration statements, which may be part of a registration statement or registration statements filed by Pinnacle West Capital Corporation with respect to the public offering of an indeterminate amount of the Company’s debt securities, and including such amendments, including post-effective amendments, supplements, exhibits and other documents, under the Securities Act of 1933, as amended, as he or she may consider appropriate or advisable from time to time; and further

RESOLVED, that the name of each of the proper officers of the Company may be signed to any such registration statement, amendment, supplement, exhibit, or other document pursuant to a power of attorney or other similar delegation of authority; and further…

IN WITNESS WHEREOF, I have executed this Certificate as of the 24th day of April, 2009.

/s/ Diane Wood
Diane Wood
Associate Secretary